UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2022

Webstar Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 000-56268

Wyoming	37-1780261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4231 Walnut Bend Jacksonville, Florida 32257	32257
(Address of principal executive offices)	(Zip code)

(904) 312-9681

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03. Amendment to Articles of Incorporation or Bylaws

Restated Certificate of Designations of Preferences and Rights of Series A Preferred Stock

On June 14, 2022, the Company amended its Certificate of Designations for Series A Preferred Stock originally submitted on December 14, 2019 and attached to the Restated Articles of Incorporation of the Company.

The Restated Certificate of Designations removes the prohibition of sale and transferability of the Series A Preferred Stock.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1*	Restated Certificate of Designations of Preferences and Rights of Series A Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 14, 2022	By:	/s/ Harold E. Hutchins
Harold E. Hutchins
Chief Financial Officer
(principal financial and accounting officer)